Exhibit 99.1

For further information contact:

Investor Relations:

Brian Turcotte

901.597.3282

Brian.Turcotte@servicemaster.com

Media:

Michael Wassmer

901.597.1706

Michael.Wassmer@servicemaster.com

ServiceMaster Delivers Solid First-Quarter 2018 Results with Strong Growth at AHS and FSG,

and Continued Transformation at Terminix

First-Quarter 2018 Results

•	Revenue increased five percent to $675 million
•	Net income of $40 million, or $0.30 per share, in the first quarter, versus $39 million, or $0.29 per share, a year ago
•	Adjusted net income(1) of $59 million, or $0.44 per share, in the first quarter, versus $46 million, or $0.34 per share, a year ago
•	Adjusted EBITDA(2) increased five percent to $141 million for first quarter, versus $134 million a year ago
•

Continued strong cash flow conversion for the first quarter with net cash provided from operating activities from continuing operations of $142 million and free cash flow(3) of $119 million, up 10 percent versus a year ago

•	Completed Copesan Services, Inc. acquisition on March 30, 2018

Full-Year 2018 Outlook

•

Due primarily to the projected impact of the Copesan acquisition, increasing revenue guidance by $70 million to between $3,085 million and $3,115 million, or growth over prior year between six percent and seven percent, and increasing Adjusted EBITDA guidance by $5 million to between $695 million and $710 million, or growth between two percent and five percent over prior year.

MEMPHIS, TENN. — May 1, 2018  —ServiceMaster Global Holdings, Inc. (NYSE: SERV), a leading provider of essential residential and commercial services, today announced unaudited first-quarter 2018 results.

For the first quarter, the company reported a year-over-year revenue increase of five percent. The increase in revenue was driven primarily by nine percent organic growth at American Home Shield (“AHS”) and 14 percent organic growth at Franchise Services Group (“FSG”). First-quarter 2018 net income was $40 million, or $0.30 per share, versus $39 million, or $0.29 per share, in the same period in 2017. First-quarter 2018 Adjusted EBITDA was $141 million, a year-over-year increase of $7 million, or five percent, primarily driven by a $5 million increase at Terminix despite the impact of unfavorable weather conditions on revenue and Adjusted EBITDA in 2018. First-quarter 2018 adjusted net income was $59 million, or $0.44 per share versus $46 million, or $0.34 per share, for the same period in 2017. Adjusted net income was $14 million or 30% higher in the first quarter of 2018 due to a lower effective income tax rate from the enactment of tax reform, and higher year-over-year Adjusted EBITDA.

“In the first quarter, we made solid progress executing on our strategies to drive long-term growth and deliver value for shareholders,” said Chief Executive Officer Nik Varty. “Strong revenue increases at American Home Shield and the Franchise Services Group reflect our continued focus on generating growth through improving and investing in customer service. In addition, we continued to make progress on the Terminix transformation across our branches, enabling route technicians to deliver exceptional customer experience as evidenced by continued improvement in net promoter scores. These efforts were supported by a significant improvement in aligning our field incentive pay programs with critical performance metrics,” said Varty.

“During the quarter, we also closed the Copesan transaction as planned, providing Terminix with improved capabilities in commercial pest management through the addition of Copesan’s significant expertise, system capabilities and processes for delivering pest management solutions to sophisticated, national commercial customers,” Varty added. “Finally, our previously announced spin-off of AHS is moving forward and remains on track for the third quarter of 2018.”

Consolidated Performance

	Three Months Ended March 31,
$ millions	2018	2017	B/(W)
Revenue	$675	$643	$32
YoY growth		—	5.0%
Gross Margin	313	297	17
% of revenue	46.4%	46.2%	0.3	pts
SG&A	(197)	(186)	(11)
% of revenue	29.2%	28.9%	(0.2)	pts
Income from Continuing Operations before Income Taxes	54	62	(7)
% of revenue	8.1%	9.6%	(1.5)	pts
Net Income	40	39	1
% of revenue	5.9%	6.1%	(0.1)	pts
Adjusted Net Income(2)	59	46	14
% of revenue	8.8%	7.2%	1.7	pts
Adjusted EBITDA(1)	141	134	7
% of revenue	20.9%	20.8%	0.1	pts
Net Cash Provided from Operating Activities from Continuing Operations	142	126	15
Free Cash Flow(3)	119	109	10

Segment Performance

Revenue and Adjusted EBITDA for each reportable segment and Corporate were as follows:

	Three Months Ended March 31,
	Revenue		Adjusted EBITDA
$ millions	2018	B/(W) vs. PY	2018	B/(W) vs. PY
Terminix	$368	$2	$86	$5
YoY growth / % of revenue		0.6%	23.4%	1.1	pts
American Home Shield	247	20	32	2
YoY growth / % of revenue		8.6%	13.1%	(0.3)	pts
Franchise Services Group	60	10	23	1
YoY growth / % of revenue		20.6%	37.8%	(5.5)	pts
Corporate(4)	—	—	—	—
Total	$675	$32	$141	$7
YoY growth / % of revenue		5.0%	20.9%	0.1	pts

Reconciliations of net income to adjusted net income and Adjusted EBITDA, as well as a reconciliation of net cash provided from operating activities from continuing operations to free cash flow, are set forth below in this press release.

Terminix

Terminix reported a one percent year-over-year revenue increase in the first quarter of 2018, reflecting an increase in termite renewals and wildlife exclusion, offset, in part, by a decline in termite completion and other services revenue, driven primarily by unfavorable weather conditions in the first quarter of 2018. Adjusted EBITDA increased six percent, or $5 million, versus prior year, largely reflecting a $3 million reduction in bad debt expense driven by enhanced credit policies and collection rates, a $2 million decrease in chemicals and materials costs due to sourcing savings, a $1 million increase in revenue conversion and a $1 million decrease in production labor costs, offset by a $3 million increase in sales and marketing costs due to targeted marketing investments to drive sales growth and a change in the timing of our recognition of sales costs, driven by the adoption of the new revenue recognition accounting standards. We estimate that the revenue increase would have been approximately $3 million, or 1%, higher if not for the unfavorable weather conditions in 2018.

American Home Shield

American Home Shield reported a nine percent year-over-year revenue increase in the first quarter of 2018 driven by new unit sales growth and improved price realization. Adjusted EBITDA increased six percent versus prior year, primarily reflecting a $13 million increase from the conversion of higher organic revenue, offset, in part, by a $6 million increase in claims costs due primarily to higher incidence rates for heating systems driven by significantly colder winter temperatures in 2018, a $3 million increase in sales and marketing costs and a $2 million increase in customer care center costs. The increase in sales and marketing costs was driven by targeted spending to drive sales growth, primarily in the direct to consumer channel, and the increase in customer care center costs was to deliver a new level of customer experience.

Franchise Services Group

The Franchise Services Group reported a 21 percent year-over-year revenue increase in the first quarter of 2018 driven by higher royalty fee revenue related to disaster restoration services and janitorial national accounts revenue, as well as the recognition of $3 million of national advertising fund franchisee contributions pursuant to our adoption of a new accounting rule regarding revenue recognition that took effect on January 1, 2018. Prior to 2018, contributions to the national advertising fund made by our franchisees were treated as an offset to advertising expense. The adoption of this accounting standards change, therefore, increased revenue by $3 million but had no impact on Adjusted EBITDA. Adjusted EBITDA increased five percent, or $1 million, versus prior year, primarily reflecting $2 million from increased revenues, offset, in part, by a $1 million increase in general and administrative costs.

Cash Flow

For the three months ended March 31, 2018, net cash provided from operating activities from continuing operations increased to $142 million from $126 million for the three months ended March 31, 2017.

Net cash used for investing activities from continuing operations was $112 million for the three months ended March 31, 2018, compared to $31 million for the three months ended March 31, 2017. Net cash used for investing activities in the three months ended March 31, 2018, included $92 million of payments for the Copesan acquisition, net of cash acquired.

Net cash used for financing activities from continuing operations was $93 million for the three months ended March 31, 2018, compared to $60 million for the three months ended March 31, 2017. During the three months ended March 31, 2018, we used $79 million to repay our 2018 Notes which matured during the quarter. In the three months ended March 31, 2017, we used $51 million to purchase 1.3 million shares of company stock.

Free cash flow(3) was $119 million for three months ended March 31, 2018, compared to $109 million for the three months ended March 31, 2017. No federal income tax payments were made in the first quarter of 2018, so there was no impact from tax reform on net cash provided from operating activities or Free Cash Flow.

Full-Year 2018 Outlook

The 2018 outlook assumes AHS remains with the company for the full year and excludes the impact of any increases to operating costs related to the planned separation of AHS in the third quarter of 2018 and any future potential acquisitions.

The company now expects full-year 2018 revenue to range from $3,085 million to $3,115 million, or an increase of six to seven percent compared to 2017. The increase in the revenue outlook primarily reflects the projected impact of the Copesan acquisition at Terminix and also includes the adoption of a new accounting rule regarding revenue recognition as of January 1, 2018, at FSG. Full-year 2018 Adjusted EBITDA is anticipated to now range from $695 million to $710 million, or an increase of between two percent and five percent compared to 2017, primarily due to the projected impact of the Copesan acquisition.

The company expects organic revenue growth at Terminix to range from one percent to two percent for full-year 2018 compared to prior year. The company expects high single-digit organic revenue growth at AHS and mid-single-digit organic revenue growth at the FSG for full-year 2018 compared to prior year. Organic revenue growth excludes revenue from acquired customers for 12 months following the acquisition date.

A reconciliation of the forward-looking 2018 Adjusted EBITDA outlook to net income is not being provided as the company does not currently have sufficient data to accurately estimate the variables and individual adjustments for such reconciliation.

Other Matters

American Home Shield Spin-Off

On July 26, 2017, the company announced that it intends to separate its AHS business from its Terminix and Franchise Services Group businesses by means of a spin-off of the AHS business to company shareholders, resulting in two publicly traded companies. The spin-off is designed to create two independent companies each with an enhanced strategic focus, simplified operating structure, distinct investment identity and strong financial profile. The transaction is expected to be completed in the third quarter of 2018, subject to satisfaction of customary conditions, including the effectiveness of a Registration Statement on Form 10, receipt of a favorable ruling from the IRS concerning certain tax matters and final approval by the company’s board of directors, and it is intended to qualify as a tax-free distribution to the company’s shareholders for U.S. federal income tax purposes.

Copesan Services, Inc. Transaction

On March 30, 2018, the company announced the closing of its transaction with Copesan Services, Inc., one of the largest national providers of commercial pest management in the country. This combination will significantly improve Terminix’s capabilities in commercial pest control as Copesan, under its brand, provides us with significant expertise, reputation and processes for delivering pest management solutions to sophisticated commercial customers. This reinforces the strong commitment ServiceMaster has made to focus on and grow the Terminix commercial pest control business.

Share Repurchase Program

On February 23, 2016, the company’s board of directors authorized a three-year share repurchase program, under which the company may purchase up to $300 million of outstanding shares of common stock. No shares were repurchased during the first-quarter 2018. As of March 31, 2018, we have repurchased 3.9 million outstanding shares at an aggregate cost of $145 million under this program.

First-Quarter 2018 Earnings Conference Call

The company will discuss its first-quarter 2018 financial and operating results during a conference call at 8 a.m. central time (9 a.m. eastern time) today, May 1, 2018. To participate on the conference call, interested parties should call 800.616.4707 (or international participants, 303.223.4371. Additionally, the conference call will be available via webcast. A slide presentation highlighting the company’s results will also be available. To participate via webcast and view the slide presentation, visit the company’s investor relations home page. The call will be available for replay until May 31, 2018. To access the replay of this call, please call 800.633.8284 and enter reservation number 21887975 (international participants: 402.977.9140, reservation number 21887975). You may also review the webcast on the company’s investor relations home page.

About ServiceMaster

ServiceMaster Global Holdings, Inc. is a leading provider of essential residential and commercial services, operating through an extensive service network of more than 8,000 company-owned locations and franchise and license agreements. The company’s portfolio of well-recognized brands includes American Home Shield (home service plans), AmeriSpec (home inspections), Furniture Medic (cabinet and furniture repair), Merry Maids (residential cleaning), ServiceMaster Clean (janitorial), ServiceMaster Restore (disaster restoration) and Terminix (termite and pest control). The company is headquartered in Memphis, Tenn. Go to www.servicemaster.com for more information about ServiceMaster or follow the company at twitter.com/ServiceMaster or Facebook.com/ServiceMaster.

Information Regarding Forward-Looking Statements

This press release contains forward-looking statements and cautionary statements, including 2018 revenue and Adjusted EBITDA outlook and organic revenue growth projections, as well as statements with respect to the potential separation of AHS from ServiceMaster and the distribution of AHS shares to ServiceMaster shareholders. Forward-looking statements can be identified by the use of forward-looking terms such as “believes,” “expects,” “may,” “will,” “shall,” “should,” “would,” “could,” “seeks,” “aims,” “projects,” “is optimistic,” “intends,” “plans,” “estimates,” “anticipates” or other comparable terms. Forward-looking statements are subject to known and unknown risks and uncertainties, many of which may be beyond our control, including, without limitation, the risks and uncertainties discussed in the “Risk Factors” and “Information Regarding Forward-Looking Statements” sections in the company’s reports filed with the U.S. Securities and Exchange Commission. Such risks, uncertainties and changes in circumstances include, but are not limited to: uncertainties as to the timing of the spin-off or whether it will be completed at all, the results and impact of the announcement of the proposed spin-off, the failure to satisfy any conditions to complete the spin-off, the expected tax treatment of the spin-off, the increased demands on management to prepare for and accomplish the spin-off, the incurrence of significant transaction costs, the impact of the spin-off on the businesses of ServiceMaster and AHS, and the failure to achieve anticipated benefits of the spin-off. We caution you that forward-looking statements are not guarantees of future performance or outcomes and that actual performance and outcomes, including, without limitation, our actual results of operations, financial condition and liquidity, and the development of the market segments in which we operate, may differ materially from those made in or suggested by the forward-looking statements contained in this press release.

Additional factors that could cause actual results and outcomes to differ from those reflected in forward-looking statements include, without limitation, lawsuits, enforcement actions and other claims by third parties or governmental authorities; compliance with, or violation of environmental health and safety laws and regulations; the effects of our substantial indebtedness; changes in interest rates, because a significant portion of our indebtedness bears interest at variable rates; weakening general economic conditions; weather conditions and seasonality; the success of our business strategies, and costs associated with restructuring initiatives. The company assumes no obligation to update the information contained herein, which speaks only as of the date hereof.

Non-GAAP Financial Measures

This press release contains certain non-GAAP financial measures. Non-GAAP measures should not be considered as an alternative to GAAP financial measures. Non-GAAP measures may not be calculated or comparable to similarly titled measures of other companies. See non-GAAP reconciliations below in this press release for a reconciliation of these measures to the most directly comparable GAAP financial measures. Adjusted EBITDA, adjusted net income, adjusted earnings per share and free cash flow are not measurements of the company’s financial performance under GAAP and should not be considered as an alternative to net income, net cash provided by operating activities from continuing operations or any other performance or liquidity measures derived in accordance with GAAP. Management uses these non-GAAP financial measures to facilitate operating performance and liquidity comparisons, as applicable, from period to period. We believe these non-GAAP financial measures are useful for investors, analysts and other interested parties as they facilitate company-to-company operating performance and liquidity comparisons, as applicable, by excluding potential differences caused by variations in capital structures, taxation, the age and book depreciation of facilities and equipment, restructuring initiatives and equity-based, long-term incentive plans.

_______________________________________________

(1) Adjusted net income is defined as net income before: amortization expense; 401(k) Plan corrective contribution; fumigation related matters; insurance reserve adjustment; restructuring charges; American Home Shield spin-off charges; gain on sale of Merry Maids branches; impairment of software and other related costs; (income) loss from discontinued operations, net of income taxes; loss on extinguishment of debt; and the tax impact of the aforementioned adjustments and the impact of tax law change on deferred taxes. The company’s definition of adjusted net income may not be comparable to similarly titled measures of other companies. Adjusted earnings per share is calculated as adjusted net income divided by the weighted-average diluted common shares outstanding.

(2) Adjusted EBITDA is defined as net income before: depreciation and amortization expense; 401(k) Plan corrective contribution; fumigation related matters; insurance reserve adjustment; non-cash stock-based compensation expense; restructuring charges; American Home Shield spin-off charges; gain on sale of Merry Maids branches; non-cash impairment of software and other related costs; (gain) loss from discontinued operations, net of income taxes; provision for income taxes; loss on extinguishment of debt and interest expense. The company’s definition of Adjusted EBITDA may not be comparable to similarly titled measures of other companies.

(3) Free cash flow is defined as net cash provided from operating activities from continuing operations less property additions, net of government grant fundings for property additions.

(4) Corporate includes The ServiceMaster Acceptance Company Limited Partnership (SMAC) and the unallocated expenses of our corporate functions.

SERVICEMASTER GLOBAL HOLDINGS, INC.

Consolidated Statements of Operations and Comprehensive Income

(In millions, except per share data)

	Three Months Ended
	March 31,
	2018	2017
Revenue	$675	$643
Cost of services rendered and products sold	361	346
Selling and administrative expenses	197	186
Amortization expense	5	7
Fumigation related matters	—	1
Impairment of software and other related costs	—	2
Restructuring charges	12	2
American Home Shield spin-off charges	7	—
Interest expense	37	37
Income from Continuing Operations before Income Taxes	54	62
Provision for income taxes	14	24
Income from Continuing Operations	40	38
Income from discontinued operations, net of income taxes	—	1
Net Income	$40	$39
Total Comprehensive Income	$50	$40
Weighted-average common shares outstanding - Basic	135.2	134.5
Weighted-average common shares outstanding - Diluted	135.6	136.0
Basic Earnings Per Share:
Income from Continuing Operations	$0.30	$0.28
Income from discontinued operations, net of income taxes	—	—
Net Income	0.30	0.29
Diluted Earnings Per Share:
Income from Continuing Operations	$0.30	$0.28
Income from discontinued operations, net of income taxes	—	—
Net Income	0.30	0.29

SERVICEMASTER GLOBAL HOLDINGS, INC.

Consolidated Statements of Financial Position

(In millions, except share data)

	As of	As of
	March 31,	December 31,
	2018	2017
Assets:
Current Assets:
Cash and cash equivalents	$411	$475
Marketable securities	25	25
Receivables, less allowances of $22 and $23, respectively	169	570
Inventories	44	41
Prepaid expenses and other assets	90	94
Deferred customer acquisition costs	—	36
Total Current Assets	739	1,242
Other Assets:
Property and equipment, net	239	237
Goodwill	2,353	2,256
Intangible assets, primarily trade names, service marks and trademarks, net	1,742	1,692
Restricted cash	89	89
Notes receivable	41	41
Long-term marketable securities	21	22
Deferred customer acquisition costs	78	—
Other assets	80	68
Total Assets	$5,383	$5,646
Liabilities and Stockholders' Equity:
Current Liabilities:
Accounts payable	$126	$115
Accrued liabilities:
Payroll and related expenses	53	63
Self-insured claims and related expenses	100	117
Accrued interest payable	18	15
Other	81	56
Deferred revenue	318	663
Current portion of long-term debt	64	144
Total Current Liabilities	761	1,174
Long-Term Debt	2,676	2,643
Other Long-Term Liabilities:
Deferred taxes	521	493
Other long-term obligations, primarily self-insured claims	185	169
Total Other Long-Term Liabilities	706	662
Commitments and Contingencies
Stockholders' Equity:
Common stock $0.01 par value (authorized 2,000,000,000 shares with 146,906,996 shares issued and 135,384,626 outstanding at March 31, 2018 and 146,662,232 shares issued and 135,141,048 outstanding at December 31, 2017)	2	2
Additional paid-in capital	2,328	2,321
Accumulated deficit	(841)	(895)
Accumulated other comprehensive income	17	5
Less common stock held in treasury, at cost (11,522,370 shares at March 31, 2018 and 11,521,184 shares at December 31, 2017)	(267)	(267)
Total Stockholders' Equity	1,239	1,167
Total Liabilities and Stockholders' Equity	$5,383	$5,646

SERVICEMASTER GLOBAL HOLDINGS, INC.

Consolidated Statements of Cash Flows

(In millions)

	Three Months Ended
	March 31,
	2018	2017
Cash and Cash Equivalents and Restricted Cash at Beginning of Period	$563	$386
Cash Flows from Operating Activities from Continuing Operations:
Net Income	40	39
Adjustments to reconcile net income to net cash provided from operating activities:
Income from discontinued operations, net of income taxes	—	(1)
Depreciation expense	20	18
Amortization expense	5	7
Amortization of debt issuance costs	1	1
Fumigation related matters	—	1
Payments on fumigation related matters	—	(1)
Impairment of software and other related costs	—	2
Deferred income tax provision	2	—
Stock-based compensation expense	4	5
Restructuring charges	12	2
Payments for restructuring charges	(4)	(2)
American Home Shield spin-off charges	7	—
Payments for American Home Shield spin-off charges	(3)	—
Other	9	3
Change in working capital, net of acquisitions:
Receivables	21	36
Inventories and other current assets	(9)	(4)
Accounts payable	8	(4)
Deferred revenue	40	15
Accrued liabilities	(27)	(16)
Accrued interest payable	3	3
Current income taxes	12	23
Net Cash Provided from Operating Activities from Continuing Operations	142	126
Cash Flows from Investing Activities from Continuing Operations:
Property additions	(23)	(18)
Government grant fundings for property additions	1	—
Business acquisitions, net of cash acquired	(92)	(11)
Purchases of available-for-sale securities	(9)	(3)
Sales and maturities of available-for-sale securities	10	—
Origination of notes receivable	(23)	(25)
Collections on notes receivable	24	26
Net Cash Used for Investing Activities from Continuing Operations	(112)	(31)
Cash Flows from Financing Activities from Continuing Operations:
Payments of debt	(95)	(14)
Repurchase of common stock and RSU vesting	—	(51)
Issuance of common stock	2	5
Net Cash Used for Financing Activities from Continuing Operations	(93)	(60)
Cash Flows from Discontinued Operations:
Cash provided from operating activities	—	1
Net Cash Provided from Discontinued Operations	—	1
Cash (Decrease) Increase During the Period	(64)	37
Cash and Cash Equivalents and Restricted Cash at End of Period	$500	$423

The following table presents reconciliations of net income to adjusted net income.

	Three Months Ended
	March 31,
(In millions)	2018	2017
Net Income	$40	$39
Amortization expense	5	7
Fumigation related matters	—	1
Restructuring charges	12	2
American Home Shield spin-off charges	7	—
Impairment of software and other related costs	—	2
Income from discontinued operations, net of income taxes	—	(1)
Tax impact of adjustments	(6)	(5)
Adjusted Net Income	$59	$46
Weighted-average diluted common shares outstanding	135.6	136.0
Adjusted earnings per share	$0.44	$0.34

The following table presents reconciliations of net cash provided from operating activities from continuing operations to free cash flow.

	Three Months Ended
	March 31,
(In millions)	2018	2017
Net Cash Provided from Operating Activities from Continuing Operations	$142	$126
Property additions and Government grant fundings for property additions	(23)	(18)
Free Cash Flow	$119	$109

The following table presents reconciliations of net income to Adjusted EBITDA.

	Three Months Ended
	March 31,
(In millions)	2018	2017
Net income	$40	$39
Depreciation and amortization expense	25	25
Fumigation related matters	—	1
Non-cash stock-based compensation expense	4	5
Restructuring charges	12	2
American Home Shield spin-off charges	7	—
Non-cash impairment of software and other related costs	—	2
Income from discontinued operations, net of income taxes	—	(1)
Provision for income taxes	14	24
Interest expense	37	37
Adjusted EBITDA	$141	$134

Terminix	$86	$81
American Home Shield	32	31
Franchise Services Group	23	21
Corporate	—	—
Adjusted EBITDA	$141	$134

Terminix Segment

Revenue by service line is as follows:

	Three Months Ended
	March 31,

(In millions)	2018	2017	Growth		Acquired		Organic
Pest Control	$202	$202	$1	—%	$1	—%	$—	—%
Termite and Other Services	151	149	1	1%	—	—%	1	1%
Other	15	14	—	2%	—	—%	—	2%
Total revenue	$368	$365	$2	1%	$1	—%	$2	—%

Pest control revenue remained consistent in the three months ended March 31, 2018.

Termite revenue, including the wildlife exclusion, crawl space encapsulation and attic insulation products, which are managed as a component of our termite line of business, increased one percent. In the three months ended March 31, 2018, termite renewal revenue comprised 55 percent of total termite revenue, while the remainder consisted of termite new unit revenue. Organic termite revenue increased one percent, reflecting an increase in termite renewals revenue and wildlife exclusion sales, offset, in part, by a decline in core termite revenue.

American Home Shield Segment

The table below presents selected operating metrics related to renewable home service plans and customer retention.

	As of March 31,
	2018	2017(1)
Growth in Home Service Plans	6%	15%
Customer Retention Rate	75%	76%

(1)	As of March 31, 2017, excluding the impact of acquisitions, the growth in home service plans was seven percent and the customer retention rate for our American Home Shield segment was 75 percent.

Franchise Services Group Segment

Revenue by service line is as follows:

	Three Months Ended		% of
	March 31,		Revenue
(In millions)	2018	2017	2018
Royalty Fees	$33	$31	55%
Janitorial National Accounts	15	11	25
Sales of Products	3	3	6
Other	9	4	14
Total revenue	$60	$50	100%